UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 5, 2003

OPTIMUMCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17401	33-0218003
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

30011 Ivy Glenn Drive, Suite 219
Laguna Niguel, California	92677
(Address of Principal Executive Offices)	(Zip Code)

(949) 495-1100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 9. Regulation FD Disclosure

     The information contained in this report is being provided under Item 9 of Form 8-K.

Company contact:
Ed Johnson, Chairman & CEO
(800) 771-7202
www.optimumcare.com

For immediate release

OPTIMUMCARE SUSPENDS OPERATIONS AT FLORIDA STAFFING AGENCY

LAGUNA NIGUEL, Calif. – September 5, 2003 – OptimumCare Corporation (OTCBB: OPMC) today announced that it has suspended operations at its Orlando-area medical staffing services agency, and would also be suspending operations at a similar satellite facility in Jacksonville in the coming weeks.

The company said that since its acquisition of the facility that its weekly revenues had declined by more than 60%, and it had ordered the facility’s operations to be suspended immediately. OptimumCare said it hopes to negotiate a sale of the agency, but said if such a development was not forthcoming in a reasonable time frame that the operation would be permanently closed.

Created in 1987, OptimumCare Corporation provides healthcare services in two industry segments. The behavioral health contract segment provides management teams to client hospitals and medical centers on a long-term contract basis to run inpatient and outpatient behavioral health services. The temporary healthcare staffing segment provides temporary skilled nurses, social workers and other professionals to a broad base of medical and healthcare client sites.

Certain of the statements made herein constitute forward-looking statements that involve risks and uncertainties, including the risks associated with plans, the effects of changing economic and competitive conditions, government regulation which may affect facilities, licensing, healthcare reform which may affect payment amounts and timing, availability of sufficient working capital, program development efforts and timing, and market acceptance of new programs which may affect future sales growth and/or costs of operations. Additional information may be obtained by reviewing the Company’s reports filed from time to time with the SEC.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMUMCARE CORPORATION

By:	/s/ EDWARD A. JOHNSON

Edward A. Johnson Chief Executive Officer

Dated: September 5, 2003